 EXHIBIT 99.1

GENERAL FINANCE CORPORATION REPORTS FIRST QUARTER RESULTS FOR FISCAL YEAR 2018

PASADENA, CA – November 7, 2017 – General Finance Corporation (NASDAQ: GFN), a leading specialty rental services company offering portable storage, modular space and liquid containment solutions in North America and in the Asia-Pacific region of Australia and New Zealand (the “Company”), today announced its consolidated financial results for the first quarter ended September 30, 2017.

First Quarter 2018 Highlights
●
Total revenues were $76.9 million, an increase of 22% over the first quarter of fiscal year 2017.
●
Leasing revenues were $49.6 million, an increase of 20% over the first quarter of fiscal year 2017.
●
Leasing revenues, excluding the oil and gas sector and the favorable foreign currency impact, increased by 10% over the first quarter of fiscal year 2017.
●
Leasing revenues comprised 66% of total non-manufacturing revenues versus 67% for the first quarter of fiscal year 2017.
●
Adjusted EBITDA was $17.6 million, an increase of approximately 36% over the first quarter of fiscal year 2017.
●
Adjusted EBITDA margin was 23%, compared to 21% in the first quarter of fiscal year 2017.
●
Net loss attributable to common shareholders was $1.0 million, or $0.04 per diluted share, compared to net loss attributable to common shareholders of $2.1 million, or $0.08 per diluted share, for the first quarter of fiscal year 2017.
●
Average fleet unit utilization was 79%, compared to 73% in the first quarter of fiscal year 2017.
●
Completed one acquisition in North America during the quarter.
●
Opened two greenfield locations during the quarter, one each in North America and the Asia-Pacific region.
●
Funded the successful acquisition of the noncontrolling interest of Royal Wolf.

Management Commentary

“We are very pleased and encouraged by our strong start to fiscal year 2018,” said Ronald Valenta, Chairman and Chief Executive Officer. “In North America, our core portable storage business continues to perform at the high end of our expectations, benefitting from our geographic expansion, organic growth and superior customer service. We have experienced significantly improved results in our liquid containment business, driven by higher average fleet utilization and lease rates due to an active oil and gas market in Texas. In the Asia-Pacific region, our revenues also increased, primarily driven by continued strength from the construction sector and a higher Australian dollar relative to the U.S. dollar. These positive results give us confidence in our outlook for the full fiscal year as we continue to pursue our strategy of geographic expansion and diversification.”

Mr. Valenta continued, “We are pleased that on September 25, 2017 we funded the acquisition of the 49.2 million common shares of Royal Wolf not owned by the Company. We now fully own Royal Wolf and look forward to a more simplified capital structure, as well as continued operational focus and the elimination of public company expenses.”

Charles Barrantes, Executive Vice President and Chief Financial Officer, commented, “Our strong start to fiscal 2018 marks the third quarter in a row where we have delivered year-over-year growth in adjusted EBITDA. That, taken together with the finalization of our funding to acquire the noncontrolling interest of Royal Wolf, the fiscal 2017 refinancing of our North American senior credit facilities and the “tack-on” offering to our Senior Notes, provides us with sufficient capital available to support our plans for continued growth.”

First Quarter 2018 Operating Summary

North America
Revenues from our North American leasing operations for the first quarter of fiscal year 2018 totaled $46.0 million, compared with $37.5 million for the first quarter of fiscal year 2017, an increase of 23%. Leasing revenues increased by 26% on a year-over-year basis, most notably in the oil and gas, commercial and construction sectors. Adjusted EBITDA was $12.4 million for the first quarter of fiscal year 2018, compared with $8.6 million for the year-ago quarter, an increase of over 44%. Adjusted EBITDA from Pac-Van and Lone Star increased by 25% and approximately 190% year-over-year, to $9.5 million and $2.9 million, respectively, from $7.6 million and $1.0 million, respectively, in the first quarter of fiscal year 2017.

North American manufacturing revenues for the first quarter of fiscal year 2018 totaled $3.1 million and included intercompany sales of $1.2 million from products sold to our North American leasing operations. This compares to $1.7 million of total sales, including intercompany sales of $0.6 million during the first quarter of fiscal year 2017. On a stand-alone basis, prior to intercompany adjustments, adjusted EBITDA was a loss of approximately $0.4 million for both first quarter periods of fiscal years 2018 and 2017.

Asia-Pacific
Revenues from the Asia-Pacific region for the first quarter of fiscal year 2018 totaled $29.0 million, compared with $24.2 million for the first quarter of fiscal year 2017, an increase of 20%. Revenues increased primarily in the construction, transportation and retail sectors, partially offset by a decrease in the oil and gas sector, and were accompanied by a favorable foreign exchange translation effect between periods. Leasing revenues increased by approximately 9% on a year-over-year basis, driven by increases across most sectors, but particularly in the construction, manufacturing, transportation and consumer sectors, partially offset by a decrease in the oil and gas sector. Adjusted EBITDA for the first quarter of 2018 was $6.6 million, compared with $6.0 million for the year-ago quarter, an increase of 10%. On a local currency basis, total revenues increased by 13% and adjusted EBITDA increased by 4%.

Balance Sheet and Liquidity Overview

At September 30, 2017, the Company had total debt of $435.6 million and cash and cash equivalents of $10.2 million, compared with $355.6 million and $7.8 million at June 30, 2017, respectively. The increase in total debt during the quarter was primarily due to new borrowings used to finance the acquisition of the 49.2 million common shares of Royal Wolf not owned by the Company. At September 30, 2017, our Asia-Pacific leasing operations had $13.5 million (A$17.2 million) available to borrow under its $117.5 million (A$150.0 million) credit facility, and our North America leasing operations had $35.0 million available to borrow under its $237 million credit facility.

During the first quarter of fiscal year 2018, the Company generated cash from operating activities of $4.7 million, as compared to cash used in operations of approximately $0.4 million for the year-ago quarter. For the first quarter of fiscal year 2018, the Company invested a net $4.1 million ($3.8 million in North America and $0.3 million in the Asia-Pacific) in the lease fleet, as compared to $6.7 million in net fleet investment ($4.4 million in North America and $2.3 million in the Asia-Pacific) in the first quarter of fiscal year 2017.

Receivables were $49.3 million at September 30, 2017, as compared to $44.4 million at June 30, 2017. Days sales outstanding in receivables at September 30, 2017, for our Asia-Pacific and North American leasing operations were 50 and 48 days, as compared to 49 and 46 days, respectively, as of June 30, 2017.

Outlook

On our fourth quarter earnings conference call, we stated that we expected that consolidated revenues for fiscal year 2018 would be in the range of $295 million to $315 million and that consolidated adjusted EBITDA would increase by 8% to 16% in fiscal year 2018 from fiscal year 2017. Based on our first quarter results and assuming the Australian dollar averages 0.78 versus the U.S. dollar in fiscal year 2018, which represents a 3% increase from fiscal year 2017, we expect that consolidated revenues and adjusted EBITDA will be at the higher end of that range. This outlook does not take into account the impact of any additional acquisitions that may occur in fiscal year 2018.

Conference Call Details

Management will host a conference call today at 8:30 a.m. Pacific Time (11:30 a.m. Eastern Time), to discuss the Company’s operating results. The conference call number for U.S. participants is (866) 901-5096 and the conference call number for participants outside the U.S. is (706) 643-3717. The conference ID number for both conference call numbers is 98884636. Additionally, interested parties can listen to a live webcast of the call in the "Investor Relations" section of the Company's website at http://www.generalfinance.com.

A replay of the conference call may be accessed through November 21, 2017 by dialing (800) 585-8367 (U.S.) or (404) 537-3406 (international), using conference ID number 98884636.

After the replay has expired, interested parties can listen to the conference call via webcast in the "Investor Relations" section of the Company's website at http://www.generalfinance.com.

About General Finance Corporation

Headquartered in Pasadena, California, General Finance Corporation (NASDAQ: GFN, www.generalfinance.com) is a leading specialty rental services company offering portable storage, modular space and liquid containment solutions. Management’s expertise in these sectors drives disciplined growth strategies, operational guidance, effective capital allocation and capital markets support for the Company’s subsidiaries. The Company’s Asia-Pacific leasing operations in Australia and New Zealand consist of Royal Wolf Holdings Limited (www.royalwolf.com.au), the leading provider of portable storage solutions in those regions. The Company’s North America leasing operations consist of wholly-owned subsidiaries Pac-Van, Inc. (www.pacvan.com) and Lone Star Tank Rental Inc. (www.lonestartank.com), providers of portable storage, office and liquid storage tank containers, mobile offices and modular buildings. The Company also owns Southern Frac, LLC (www.southernfrac.com), a manufacturer of portable liquid storage tank containers and other steel related products in North America.

Cautionary Statement about Forward-Looking Statements

Statements in this news release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, but are not limited to, statements addressing management’s views with respect to future financial and operating results, competitive pressures, increases in interest rates for our variable rate indebtedness, our ability to raise capital or borrow additional funds, changes in the Australian, New Zealand or Canadian dollar relative to the U.S. dollar, regulatory changes, customer defaults or insolvencies, litigation, the acquisition of businesses that do not perform as we expect or that are difficult for us to integrate or control, our ability to procure adequate levels of products to meet customer demand, our ability to procure adequate supplies for our manufacturing operations, labor disruptions, adverse resolution of any contract or other disputes with customers, declines in demand for our products and services from key industries such as the Australian resources industry or the U.S. oil and gas and construction industries, or a write-off of all or a part of our goodwill and intangible assets. These risks and uncertainties could cause actual outcomes and results to differ materially from those described in our forward-looking statements. We believe that the expectations represented by our forward-looking statements are reasonable, yet there can be no assurance that such expectations will prove to be correct. Furthermore, unless otherwise stated, the forward-looking statements contained in this press release are made as of the date of the press release, and we do not undertake any obligation to update publicly or to revise any of the included forward-looking statements, whether as a result of new information, future events or otherwise unless required by applicable law. The forward-looking statements contained in this press release are expressly qualified by these cautionary statements. Readers are cautioned that these forward-looking statements involve certain risks and uncertainties, including those contained in filings with the Securities and Exchange Commission.

Investor/Media Contact
Larry Clark
Financial Profiles, Inc.
310-622-8223
-Financial Tables Follow-

GENERAL FINANCE CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)

	Quarter Ended September 30,
	2016	2017
Revenues
Sales:
Lease inventories and fleet	$20,372	$25,382
Manufactured units	1,094	1,903
	21,466	27,285
Leasing	41,332	49,632
	62,798	76,917

Costs and expenses
Cost of Sales:
Lease inventories and fleet (exclusive of the items shown separately below)	13,832	18,410
Manufactured units	1,412	2,176
Direct costs of leasing operations	17,860	21,055
Selling and general expenses	16,528	19,503
Depreciation and amortization	9,503	10,126

Operating income	3,663	5,647

Interest income	23	15
Interest expense	(4,831)	(5,822)
Foreign currency exchange loss and other	(95)	(1,202)
	(4,903)	(7,009)

Loss before provision for income taxes	(1,240)	(1,362)

Benefit for income taxes	(496)	(518)

Net loss	(744)	(844)

Preferred stock dividends	(922)	(922)
Noncontrolling interest	(471)	801

Net loss attributable to common stockholders	$(2,137)	$(965)

Net loss per common share:
Basic	$(0.08)	$(0.04)
Diluted	(0.08)	(0.04)

Weighted average shares outstanding:
Basic	26,218,805	26,611,688
Diluted	26,218,805	26,611,688

GENERAL FINANCE CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)
(Unaudited)

	June 30, 2017	September 30, 2017
Assets
Cash and cash equivalents	$7,792	$10,227
Trade and other receivables, net	44,390	49,263
Inventories	29,648	34,561
Prepaid expenses and other	8,923	8,703
Property, plant and equipment, net	23,388	22,997
Lease fleet, net	427,275	429,499
Goodwill	105,129	106,286
Other intangible assets, net	28,769	27,154
Total assets	$675,314	$688,690

Liabilities
Trade payables and accrued liabilities	$42,774	$45,811
Unearned revenue and advance payments	15,548	19,398
Senior and other debt, net	355,638	435,628
Deferred tax liabilities	38,106	36,998
Total liabilities	452,066	537,835

Commitments and contingencies	—	—

Equity
Cumulative preferred stock, $.0001 par value: 1,000,000 shares authorized; 400,100 shares issued and outstanding (in series)	40,100	40,100
Common stock, $.0001 par value: 100,000,000 shares authorized; 26,611,688 shares issued and outstanding at June 30, 2017 and September 30, 2017	3	3
Additional paid-in capital	120,370	138,259
Accumulated other comprehensive loss	(12,355)	(14,996)
Accumulated deficit	(12,972)	(13,015)
Total General Finance Corporation stockholders’ equity	135,146	150,351
Equity of noncontrolling interests	88,102	504
Total equity	223,248	150,855
Total liabilities and equity	$675,314	$688,690

Explanation and Use of Non-GAAP Financial Measures

Earnings before interest, income taxes, impairment, depreciation and amortization and other non-operating costs and income (“EBITDA”) and adjusted EBITDA are non-U.S. GAAP measures. We calculate adjusted EBITDA to eliminate the impact of certain items we do not consider to be indicative of the performance of our ongoing operations. In addition, in evaluating adjusted EBITDA, you should be aware that in the future, we may incur expenses similar to the expenses excluded from our presentation of adjusted EBITDA. Our presentation of adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. We present adjusted EBITDA because we consider it to be an important supplemental measure of our performance and because we believe it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry, many of which present EBITDA and a form of adjusted EBITDA when reporting their results. Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation, or as a substitute for analysis of our results as reported under U.S. GAAP. We compensate for these limitations by relying primarily on our U.S. GAAP results and using adjusted EBITDA only supplementally. The following tables show our adjusted EBITDA and the reconciliation from net loss on a consolidated basis and from operating income (loss) for our geographic segments (in thousands):

	Quarter Ended September 30,
	2016	2017
Net loss	$(744)	$(844)
Add (deduct) —
Benefit for income taxes	(496)	(518)
Foreign currency exchange loss and other	95	1,202
Interest expense	4,831	5,822
Interest income	(23)	(15)
Depreciation and amortization	9,701	10,324
Share-based compensation expense	(405)	1,658
Adjusted EBITDA	$12,959	$17,629

	Quarter Ended September 30, 2016				Quarter Ended September 30, 2017
	Asia-Pacific	North America			Asia-Pacific	North America
	Leasing	Leasing	Manufacturing	Corporate	Leasing	Leasing	Manufacturing	Corporate
Operating income (loss)	$2,863	$2,606	$(618)	$(1,335)	$803	$6,563	$(586)	$(1,259)
Add -
Depreciation and amortization	3,808	5,881	198	2	4,559	5,749	198	9
Share-based compensation Xexpense	(716)	85	22	204	1,207	106	13	332
Adjusted EBITDA	$5,955	$8,572	$(398)	$(1,129)	$6,569	$12,418	$(375)	$(918)
Intercompany adjustments				$(41)				$(65)